Exhibit 5.1

January 24, 2013
The Scotts Miracle-Gro Company
14111 Scottslawn Road
Marysville, Ohio 43041

Re:	The Scotts Miracle-Gro Company Registration Statement on Form S-8
Ladies and Gentlemen:
I am the General Counsel of The Scotts Miracle-Gro Company, an Ohio corporation (the “Company”), and have represented the Company  in connection with the Registration Statement on Form S-8 of the Company (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the registration of 3,600,000 common shares, without par value (“Common Shares”), of the Company, issuable pursuant to The Scotts Miracle-Gro Company Long-Term Incentive Plan (the “Plan”).
I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purposes of rendering this opinion. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies.
Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that the shares of Common Stock described above, when issued and sold in accordance with the terms set forth in the Plan and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.
I express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions of the State of Ohio.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus and any supplement thereto forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.
Sincerely,

/s/ VINCENT C. BROCKMAN
Vincent C. Brockman
Executive Vice President, General Counsel,
Corporate Secretary, and Chief Ethics &
Compliance Officer